Exhibit 99.1

Teradyne Reports Third Quarter 2024 Results

•
Revenue at the high-end and earnings above Q3 guidance
•
Revenue of $737 million in Q3’24, up 5% from Q3’23
•
Year-over-year growth driven by strong AI-related demand

	Q3'24	Q3'23	Q2'24
Revenue (mil)	$737	$704	$730
GAAP EPS	$0.89	$0.78	$1.14
Non-GAAP EPS	$0.90	$0.80	$0.86

NORTH READING, Mass. – October 23, 2024 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $737 million for the third quarter of 2024 of which $543 million was in Semiconductor Test, $73 million in System Test, $33 million in Wireless Test and $89 million in Robotics. GAAP net income for the third quarter of 2024 was $145.6 million or $0.89 per diluted share. On a non-GAAP basis, Teradyne’s net income in the third quarter of 2024 was $147.6 million, or $0.90 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, amortization on our investment in Technoprobe, legal settlement, pension mark-to-market, and included the related tax impact on non-GAAP adjustments.

“Semiconductor Test continues to perform better than planned on record Memory revenue driven by High Bandwidth Memory (HBM) and compute demand for AI applications,” said Teradyne CEO, Greg Smith. “Robotics continues to execute to its longer-term growth strategy with improving traction in recurring software and services revenue and progress in the UR OEM channel. As we finish 2024 and look forward to 2025, we are excited about building on this progress."

Guidance for the fourth quarter of 2024 is revenue of $710 million to $760 million, with GAAP net income of $0.73 to $0.91 per diluted share and non-GAAP net income of $0.80 to $0.97 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and amortization on our investment in Technoprobe, as well as the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the third quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Thursday, October 24, 2024. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, stock compensation modification expense, gains and losses on foreign exchange options in connection with acquisitions and divestitures, gain on sale of business, legal settlement, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) test technology helps bring high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its robotics offerings include collaborative and mobile robots that help manufacturers of all sizes increase productivity, improve safety, and lower costs. In 2023, Teradyne had revenue of $2.7 billion and today employs over 6,400 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics such as COVID-19; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the current conflicts in Israel; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China.

The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2024

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Nine Months Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net revenues	$737,298	$729,879	$703,732	$2,066,996	$2,005,699
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	300,784	304,035	305,441	865,357	848,495
Gross profit	436,514	425,844	398,291	1,201,639	1,157,204
Operating expenses:
Selling and administrative (2)	157,649	154,470	138,330	461,307	434,979
Engineering and development	117,474	111,816	104,413	332,489	315,881
Acquired intangible assets amortization	4,748	4,664	4,720	14,108	14,348
Restructuring and other (3)	4,578	2,012	6,856	11,018	15,251
Gain on sale of business (4)	—	(57,486)	—	(57,486)	—
Operating expenses	284,449	215,476	254,319	761,436	780,459
Income from operations	152,065	210,368	143,972	440,203	376,745
Interest and other (income) expense (5)	(6,919)	(9,035)	(308)	(11,086)	(9,022)
Income before income taxes and equity in net earnings of affiliate	158,984	219,403	144,280	451,289	385,767
Income tax provision	12,260	33,130	16,164	54,095	54,069
Income before equity in net earnings of affiliate	146,724	186,273	128,116	397,194	331,698
Equity in net earnings of affiliate	(1,075)	—	—	(1,075)	—
Net income	$145,649	$186,273	$128,116	$396,119	$331,698

Net income per common share:
Basic	$0.89	$1.18	$0.83	$2.51	$2.14
Diluted	$0.89	$1.14	$0.78	$2.42	$2.01
Weighted average common shares - basic	163,002	157,804	153,762	157,951	154,809
Weighted average common shares - diluted (6)	164,253	163,470	164,050	163,357	165,037

Cash dividend declared per common share	$0.12	$0.12	$0.11	$0.36	$0.33

(1)
Cost of revenues includes:

	Quarter Ended			Nine Months Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Provision for excess and obsolete inventory	$6,078	$3,261	$11,728	$15,515	$23,069
Legal settlement	3,600	—	—	3,600	—
Sale of previously written down inventory	(472)	(592)	(1,198)	(1,787)	(4,046)
	$9,206	$2,669	$10,530	$17,328	$19,023

(2)
For the nine months ended September 29, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne executives' retirement agreements. For the nine months ended October 1, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023, retirement.

(3)
Restructuring and other consists of:

	Quarter Ended			Nine Months Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Employee severance	$1,280	$2,012	$4,658	$5,319	$11,835
Acquisition and divestiture related expenses	—	—	—	2,214	—
Contract termination	—	—	1,511	—	1,511
Other	3,298	—	687	3,485	1,905
	$4,578	$2,012	$6,856	$11,018	$15,251

(4)
On May 27, 2024, Teradyne sold Teradyne's Device Interface Solution ("DIS") business, a component of the Semiconductor Test segment, to Technoprobe S.p.A. ("Technoprobe"), for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.

(5)
Interest and other includes:

	Quarter Ended			Nine Months Ended
	September 29, 2024	June 30, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Pension actuarial losses (gains)	$(2,262)	$(250)	$72	$(2,513)	$125
Loss (gain) on foreign exchange option	—	(4,154)	—	9,765	—

(6)
Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarter ended October 1, 2023, 0.6 million shares have been included in diluted shares. For the nine months ended October 1, 2023, 0.8 million shares have been included in diluted shares. For the quarters ended September 29, 2024, June 30, 2024, and October 1, 2023, diluted shares included 0.5 million, 4.9 million, and 9.2 million shares, respectively, from the convertible note hedge transaction. For the nine months ended September 29, 2024, and October 1, 2023, diluted shares included 4.8 million and 9.0 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 29, 2024	December 31, 2023
Assets
Cash and cash equivalents	$510,036	$757,571
Marketable securities	41,631	62,154
Accounts receivable, net	484,376	422,124
Inventories, net	297,340	309,974
Prepayments	489,548	548,970
Other current assets	15,935	37,992
Current assets held for sale	—	23,250
Total current assets	1,838,866	2,162,035
Property, plant and equipment, net	491,704	445,492
Operating lease right-of-use assets, net	70,784	73,417
Marketable securities	125,944	117,434
Deferred tax assets	201,881	175,775
Retirement plans assets	13,114	11,504
Equity method investment	538,351	—
Other assets	48,384	38,580
Acquired intangible assets, net	21,288	35,404
Goodwill	419,412	415,652
Assets held for sale	—	11,531
Total assets	$3,769,728	$3,486,824
Liabilities
Accounts payable	$158,459	$180,131
Accrued employees’ compensation and withholdings	159,794	191,750
Deferred revenue and customer advances	99,776	99,804
Other accrued liabilities	105,150	114,712
Operating lease liabilities	19,175	17,522
Income taxes payable	52,542	48,653
Current liabilities held for sale	—	7,379
Total current liabilities	594,896	659,951
Retirement plans liabilities	137,735	132,090
Long-term deferred revenue and customer advances	41,135	37,282
Long-term other accrued liabilities	8,373	19,998
Deferred tax liabilities	164	183
Long-term operating lease liabilities	60,287	65,092
Long-term income taxes payable	24,596	44,331
Liabilities held for sale	—	2,000
Total liabilities	867,186	960,927
Shareholders’ equity	2,902,542	2,525,897
Total liabilities and shareholders’ equity	$3,769,728	$3,486,824

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Cash flows from operating activities:
Net income	$145,649	$128,116	$396,119	$331,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,553	23,627	74,480	68,858
Stock-based compensation	14,574	12,787	45,267	45,236
Provision for excess and obsolete inventory	6,078	11,728	15,516	23,069
Amortization	4,736	4,503	14,133	14,083
Equity in net earnings of affiliate	1,075	—	1,075	—
Gain on sale of business	—	—	(57,486)	—
Deferred taxes	(9,431)	(10,455)	(26,261)	(24,026)
Losses (gains) on investments	(2,951)	1,586	10,139	(3,159)
Retirement plan actuarial losses (gains)	(2,262)	—	(2,512)	—
Other	(6,282)	80	(5,041)	(13)
Changes in operating assets and liabilities
Accounts receivable	(11,055)	32,884	(65,266)	30,191
Inventories	(5,974)	20,240	11,127	6,395
Prepayments and other assets	39,248	(34,398)	61,438	(63,982)
Accounts payable and other liabilities	(10,657)	28,513	(63,666)	3,999
Deferred revenue and customer advances	885	(14,579)	3,624	(49,517)
Retirement plans contributions	(1,395)	(1,216)	(4,169)	(3,698)
Income taxes	(21,520)	(29,069)	(18,898)	(42,683)
Net cash provided by operating activities	166,271	174,347	389,619	336,451
Cash flows from investing activities:
Purchases of property, plant and equipment	(51,841)	(34,604)	(140,710)	(115,306)
Purchases of marketable securities	(7,340)	(38,768)	(35,097)	(137,786)
Purchases of investment in a business	(2,407)	—	(527,060)	—
Issuance of convertible loan	—	(5,000)	—	(5,000)
Proceeds from maturities of marketable securities	6,305	49,450	33,163	71,447
Proceeds from the sale of a business, net of cash and cash equivalents sold	3,176	—	90,348	—
Proceeds from sales of marketable securities	2,311	1,386	23,600	36,963
Proceeds from life insurance	—	—	873	460
Net cash used for investing activities	(49,796)	(27,536)	(554,883)	(149,222)
Cash flows from financing activities:
Repurchase of common stock	(24,747)	(118,647)	(55,053)	(346,492)
Dividend payments	(19,566)	(16,897)	(56,936)	(51,081)
Payments related to net settlement of employee stock compensation awards	(399)	(278)	(13,833)	(20,586)
Payments of borrowings on revolving credit facility	—	—	(185,000)	—
Payments of convertible debt principal	—	(9,277)	—	(26,735)
Proceeds from borrowings on revolving credit facility	—	—	185,000	—
Issuance of common stock under stock purchase and stock option plans	15,429	17,485	37,265	34,084
Net cash used for financing activities	(29,283)	(127,614)	(88,557)	(410,810)
Effects of exchange rate changes on cash and cash equivalents	940	4,556	6,286	5,769
Increase (decrease) in cash and cash equivalents	88,132	23,753	(247,535)	(217,812)
Cash and cash equivalents at beginning of period	421,904	613,208	757,571	854,773
Cash and cash equivalents at end of period	$510,036	$636,961	$510,036	$636,961

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	September 29, 2024	% of Net Revenues	June 30, 2024	% of Net Revenues	October 1, 2023	% of Net Revenues
Net revenues	$737.3		$729.9		$703.7
Gross profit - GAAP	436.5	59.2%	425.8	58.3%	398.3	56.6%
Legal settlement (1)	3.6	0.5%	—	—	—	—
Gross profit - non-GAAP	440.1	59.7%	425.8	58.3%	398.3	56.6%
Income from operations - GAAP	152.1	20.6%	210.4	28.8%	144.0	20.5%
Acquired intangible assets amortization	4.7	0.6%	4.7	0.6%	4.7	0.7%
Restructuring and other (2)	4.6	0.6%	2.0	0.3%	6.9	1.0%
Legal settlement (1)	3.6	0.5%	—	—	—	—
Gain on sale of business (3)	—	—	(57.5)	-7.9%	—	—
Income from operations - non-GAAP	$165.0	22.4%	$159.6	21.9%	$155.6	22.1%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	September 29, 2024	% of Net Revenues	Basic	Diluted	June 30, 2024	% of Net Revenues	Basic	Diluted	October 1, 2023	% of Net Revenues	Basic	Diluted
Net income - GAAP	$145.6	19.7%	$0.89	$0.89	$186.3	25.5%	$1.18	$1.14	$128.1	18.2%	$0.83	$0.78
Acquired intangible assets amortization	4.7	0.6%	0.03	0.03	4.7	0.6%	0.03	0.03	4.7	0.7%	0.03	0.03
Restructuring and other (2)	4.6	0.6%	0.03	0.03	2.0	0.3%	0.01	0.01	6.9	1.0%	0.04	0.04
Legal settlement (1)	3.6	0.5%	0.02	0.02	—	—	—	—	—	—	—	—
Amortization of equity method investment	2.4	0.3%	0.01	0.01	—	—	—	—	—	—	—	—
Loss (gain) on foreign exchange option	—	—	—	—	(4.2)	-0.6%	(0.03)	(0.03)	—	—	—	—
Gain on sale of business (3)	—	—	—	—	(57.5)	-7.9%	(0.36)	(0.35)	—	—	—	—
Pension mark-to-market adjustment (4)	(2.3)	-0.3%	(0.01)	(0.01)	(0.3)	0.0%	(0.00)	(0.00)	0.1	0.0%	0.00	0.00
Exclude discrete tax adjustments	(8.9)	-1.2%	(0.05)	(0.05)	10.5	1.4%	0.07	0.06	(4.8)	-0.7%	(0.03)	(0.03)
Non-GAAP tax adjustments	(2.1)	-0.3%	(0.01)	(0.01)	(1.5)	-0.2%	(0.01)	(0.01)	(3.5)	-0.5%	(0.02)	(0.02)
Net income - non-GAAP	$147.6	20.0%	$0.91	$0.90	$140.0	19.2%	$0.89	$0.86	$131.5	18.7%	$0.86	$0.80

GAAP and non-GAAP weighted average common shares - basic	163.0				157.8				153.8
GAAP weighted average common shares - diluted (6)	164.3				163.5				164.1
Exclude dilutive shares related to convertible note transaction	—				—				(0.6)
Non-GAAP weighted average common shares - diluted	164.3				163.5				163.4

(1)
For the three months ended September 29, 2024, legal settlement includes charges for a settlement following a judgment against the Company for infringement of expired patents.
(2)
Restructuring and other consists of:

	Quarter Ended
	September 29, 2024	June 30, 2024	October 1, 2023
Employee severance	$1.3	$2.0	$4.7
Contract termination	—	—	1.5
Other	3.3	—	0.6
	$4.6	$2.0	$6.9

(3)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.
(4)
For the quarters ended September 29, 2024, June 30, 2024 and October 1, 2023, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(5)
For the quarters ended September 29, 2024, June 30, 2024, and October 1, 2023, non-GAAP weighted average diluted common shares included 0.5 million, 4.9 million and 9.2 million shares, respectively, from the convertible note hedge transaction.

	Nine Months Ended
	September 29, 2024	% of Net Revenues	October 1, 2023	% of Net Revenues
Net Revenues	$2,067.0		$2,005.7
Gross profit - GAAP	1,201.6	58.1%	1,157.2	57.7%
Legal settlement (1)	3.6	0.2%	—	—
Gross profit - non-GAAP	1,205.2	58.3%	1,157.2	57.7%
Income from operations - GAAP	440.2	21.3%	376.7	18.8%
Acquired intangible assets amortization	14.1	0.7%	14.3	0.7%
Restructuring and other (2)	11.0	0.5%	15.3	0.8%
Legal settlement (1)	3.6	0.2%	—	—
Equity modification charge (3)	1.7	0.1%	5.9	0.3%
Loss (gain) on sale of business (4)	(57.5)	-2.8%	—	—
Income from operations - non-GAAP	$413.1	20.0%	$412.2	20.6%

			Net Income per Common Share				Net Income per Common Share
	September 29, 2024	% of Net Revenues	Basic	Diluted	October 1, 2023	% of Net Revenues	Basic	Diluted
Net income - GAAP	$396.1	19.2%	$2.51	$2.42	$331.7	16.5%	$2.14	$2.01
Acquired intangible assets amortization	14.1	0.7%	0.09	0.09	14.3	0.7%	0.09	0.09
Restructuring and other (2)	11.0	0.5%	0.07	0.07	15.3	0.8%	0.10	0.09
Loss (gain) on foreign exchange option	9.8	0.5%	0.06	0.06	—	—	—	—
Legal settlement (1)	3.6	0.2%	0.02	0.02	—	—	—	—
Amortization of equity method investment	2.4	0.1%	0.02	0.01	—	—	—	—
Equity modification charge (3)	1.7	0.1%	0.01	0.01	5.9	0.3%	0.04	0.04
Pension mark-to-market adjustment (5)	(2.5)	-0.1%	(0.02)	(0.02)	0.1	0.0%	0.00	0.00
Loss (gain) on sale of business (4)	(57.5)	-2.8%	(0.36)	(0.35)	—	—	—	—
Exclude discrete tax adjustments	(0.7)	0.0%	(0.00)	(0.00)	(6.7)	-0.3%	(0.04)	(0.04)
Non-GAAP tax adjustments	(7.9)	-0.4%	(0.05)	(0.05)	(8.8)	-0.4%	(0.06)	(0.05)
Convertible share adjustment (6)	—	—	—	—	—	—	—	0.01
Net income - non-GAAP	$370.1	17.9%	$2.34	$2.27	$351.8	17.5%	$2.27	$2.14

GAAP and non-GAAP weighted average common shares - basic	158.0				154.8
GAAP weighted average common shares - diluted (6)	163.4				165.0
Exclude dilutive shares from convertible note	—				(0.8)
Non-GAAP weighted average common shares - diluted	163.4				164.2

(1)
For the nine months ended September 29, 2024, a legal settlement includes charges for a settlement following a judgment against the Company for infringement of expired patents.
(2)
Restructuring and other consists of:

	Nine Months Ended
	September 29, 2024	October 1, 2023
Employee severance	$5.3	$11.8
Acquisition and divestiture related expenses	2.2	—
Contract termination	—	1.5
Other	3.5	1.9
	$11.0	$15.3

(3)
For the nine months ended September 29, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne’s executives' retirement agreements. For the nine months ended October 1, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023, retirement.
(4)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.
(5)
For the nine months ended September 29, 2024, and October 1, 2023, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(6)
For the nine months ended September 29, 2024 and October 1, 2023, non-GAAP weighted average diluted common shares included 4.8 million and 9.0 million shares, respectively, from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2024 guidance:

GAAP and non-GAAP fourth quarter revenue guidance:	$710 million	to	$760 million
GAAP net income per diluted share	$0.73		$0.91
Exclude acquired intangible assets amortization	0.03		0.03
Exclude equity method investment amortization	0.05		0.05
Non-GAAP tax adjustments	(0.01)		(0.01)
Non-GAAP net income per diluted share	$0.80		$0.97

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Traci Tsuchiguchi 978-370-2444
Vice President of Corporate Relations